Exhibit 3.27

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]

/s/ [ILLEGIBLE]
Secretary of State

BLACKSTONE

CERTIFICATE OF INCORPORATION

OF

COTA MUSIC, INC.

Under Section 402 of the Business Corporation Law

The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of  the Business Corporation Law of the State of New York, hereby certifies as follows:

FIRST: The name of the corporation is

COTA MUSIC, INC.

hereinafter sometimes called “the corporation.”

SECOND: The purpose for which it is formed is as follows:

The purpose for which this corporation is organized is to engage in any lawful act or activity for which corporations may be formed under the Business Corporation-Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

THIRD: The office of the corporation in the State of New York is to be located in the County of New York.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 200, no par value.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Mayer, Katz, Baker & Leibowitz, 75 Rockefeller Plaza, New York 10019.

IN WITNESS WHEREOF I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 24th day of March 1989.

Incorporator:	S/Linda Pellitier

Address:	Linda Pellitier 283 Washington Avenue Albany, New York 12206

BILLED

CERTIFICATE OF INCORPORATION

OF

COTA MUSIC, INC.

Under Section 402 of the Business Corporation Law

BLACKSTONE

STATE OF NEW YORK DEPARTMENT OF STATE

FILED MAR 24 1989

AMT. OF CHECK $120
FILING FEE $100
FILER:	TAX $10
COUNTY FEE $
Mayer, Katz, Baker & Leibowitz	COPY $
75 Rockefeller Plaza	CERT $
New York, New York 10019	REFUND $
[ILLEGIBLE] $10

	By:	/s/ [ILLEGIBLE]
[ILLEGIBLE]

BILLED

367063

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on JANUARY 20, 2004

[SEAL]

/s/ [ILLEGIBLE]
Secretary of State

CERTIFICATE OF CHANGE

OF

COTA MUSIC, INC.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1.             The name of the corporation is COTA MUSIC, INC. It was incorporated under the name of COTA MUSIC, INC.

2.             The Certificate of Incorporation of said corporation was filed by the Department of State on March 24, 1989.

3.             The following was authorized by the Board of Directors:

To designate CT CORPORATION SYSTEM, 111 Eighth Avenue, New York, New York, 10011 as its registered agent in New York upon whom all process against the corporation may be served.

COTA MUSIC, INC.

By:	/s/ Janice Cannon
Janice Cannon, Asst. Secretary

CERTIFICATE OF CHANGE

OF

COTA MUSIC, INC.

Under Section 805-A of the Business Corporation Law of the State of New York

COUNSEL:	STATE OF NEW YORK
Veronica Douglas	DEPARTMENT OF STATE
AOL Time Warner Inc	MAY 08 2001
75 Rockefeller Plaza
New York, New York 10019	By	/s/ [ILLEGIBLE]
[ILLEGIBLE]

[ILLEGIBLE]

State of New York	}	ss:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on   JANUARY 20, 2004

[SEAL]

/s/ [ILLEGIBLE]
Secretary of State

Biennial Statement, Part A		FILING PERIOD	FEE
	1338070	03/2003	$9.00

CORPORATION NAME

COTA MUSIC, INC.

1	FARM CORPORATION

☐      The corporation is a corporation engaged in the production of crops, livestock, and livestock products on land used in agricultural production (Agriculture and Markets Law Section 301). It is not required to report.

2	NAME AND BUSINESS ADDRESS OF THE CHIEF EXECUTIVE OFFICER	NAME AHMET ERTEGUN
ADDRESS 1290 AVENUE OF THE AMERICAS
		CITY NEW YORK	STATE NY	ZIP + 4 10104
3	ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE	NAME JANICE CANNON
ADDRESS 75 ROCKEFELLER PLAZA
		CITY NEW YORK	STATE NY	ZIP + 4 10019
4	SERVICE OF PROCESS ADDRESS	NAME C T CORPORATION SYSTEM
ADDRESS 111 EIGHTH AVENUE, 13TH FL
		CITY NEW YORK	STATE NY	ZIP + 4 10011

NYS DEPARTMENT OF STATE - DIVISION OF CORPORATIONS		FILING PERIOD	FEE
Biennial Statement, Part B	1338070	03/2003	$9.00

CORPORATION NAME

COTA MUSIC, INC.

(1)	NAME AND BUSINESS ADDRESS OF THE CHIEF EXECUTIVE OFFICER
AHMET ERTEGUN 1290 AVE OF THE AMERICAS NEW YORK NY 10104

(2)	ADDRESS OF THE PRINCIPAL EXECUTIVE OFFICE
	JANICE CANNON 75 ROCKEFELLER PLAZA NEW YORK NY 10019	If there are no changes to the information printed in Part B, sign Part C and return with payment payable to the Dept. of State

(3)	SERVICE OF PROCESS ADDRESS
EDWARD J WEISS ESQ 75 ROCKEFELLER PLAZA NEW YORK NY 10019

MAKE NO MARKS BELOW THIS LINE	(YOU MUST SIGN ON REVERSE)	[ILLEGIBLE]

IMPORTANT NOTICE

A New York Corporation which is no longer conducting business should file a Certificate of Dissolution pursuant to section 1003 of the Business Corporation Law, and a foreign corporation no longer conducting business in New York State should file a Surrender of Authority pursuant to section 1310 or a Termination of Existence pursuant to section 1311 of the Business Corporation Law. An inactive corporation continues to accrue tax liability and possible interest and penalties until formally dissolved, surrendered, or terminated. Questions regarding the filing of these certificates should be directed to the NYS Department of State, Division of Corporations, Albany, NY 12231-0002 or by calling 518-423-2492. You are also advised to request Publication 110.  “Information and Instructions for Termination of Business Corporations” from the Department of Taxation and Finance. Requests for this publication may be made by phone by calling 1-800-462-8100. Mail requests should be addressed to NYS Department of Taxation & Finance. Taxpayer Assistance Bureau, W.A. Harriman Campus, Albany NY 12227.

Penalty - failure to timely file this statement will be reflected in the department’s records as past due or delinquent any may later subject the corporation to a fine of $250. See Section 409 of the Business Corporation Law.

Filing Period - the filing period is the calendar month during which the original certificate of incorporation or application for authority was filed or the effective date that corporate existence began, if stated in the certificate of incorporation.

Filing - Fee: The statutory filing fee is $9.00.  Checks and money orders must be made payable to the “Department of State.” DO NOT mail cash.

Send Entire form, completed, and with $9.00 fee, in the self-mailer envelope, to the Department of State, Division of Corporations, 41 State Street, Albany, NY 12231-0002.

Biennial Statement, Part C – Signing

JANICE CANNON
PRINT OR TYPE NAME OF SIGNER
/s/ Janice Cannon
SIGNATURE

ASSISTANT SECRETARY
PRINT OR TYPE THE TITLE OR CAPACITY OF THE SIGNER

STATE OF NEW YORK
DEPARTMENT OF STATE
APR 09 2003

MAKE NO MARKS BELOW THIS LINE
By:	[ILLEGIBLE]